UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TLRD	New York Stock Exchange
Preferred Stock Purchase Rights	TLRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 10, 2020, Tailored Brands, Inc. (the “Company”) issued a press release providing a business update and announcing select preliminary financial metrics for its first quarter ended May 2, 2020.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Act, except as expressly set forth by specific reference in such filing.

Item 8.01Other Events.

Due to the global health pandemic related to the outbreak of the novel coronavirus (“COVID-19”), the Company is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020 (the “Quarterly Report”) that is due on June 11, 2020.

The Company’s day-to-day operations and business have experienced significant disruptions due to the unprecedented conditions  surrounding the COVID-19 pandemic.  These disruptions include, but are not limited to, the temporary closure of all corporate offices, the Company’s decision to furlough or temporarily layoff a significant portion of its employees, and work from home orders, all of which have slowed the Company’s routine quarterly close process.  In addition, the Company’s management team has had to devote considerable time and resources to manage emerging issues impacting its operations, which has also impacted the progress of the Company’s quarterly close process. In accordance with the Order, the Company will delay the filing of its Quarterly Report and expects to file the Quarterly Report no later than July 27, 2020, which is the first business day that is 45 days after the original filing due date for the Quarterly Report.

As a result of events occurring during the quarterly period ended May 2, 2020, including but not limited to the impacts of COVID-19, the Company continued to experience a significant sustained decline in the market price of its common stock and a significant decrease in sales.  The Company determined that a triggering event occurred with respect to its goodwill and intangible assets, which will require an interim quantitative impairment assessment.  In addition, the Company is reviewing its other long-lived assets for impairment. Currently, the Company expects to incur material impairment charges for its goodwill, intangible and long-lived assets during the quarterly period ended May 2, 2020.

In addition, the Company is supplementing the risk factors previously disclosed in the Form 10-K for the fiscal year ended February 1, 2020, with the following risk factor:

Our business continues to be adversely affected by the recent coronavirus outbreak.

As described in our Form 10-K, the U.S. and other countries are responding to COVID-19, which has adversely impacted, and will continue to adversely impact, our operations in a number of ways, including supply chain disruptions, temporary or permanent store closures, reduced traffic to our stores when they reopen, cancellations of large gatherings such as proms and weddings, and disruptions to our employees working at our stores, distribution centers and offices.

In addition to the risks described in our most recent Form 10-K, we note the following additional risks related to COVID-19:

●	As we begin to reopen stores and other corporate facilities, we must develop and communicate new and/or modified health and safety procedures that comply with local, state and federal guidelines. These guidelines include, but are not limited to: testing, contact tracing, cleaning and disinfecting, training, social distancing, and travel restrictions. Further, we must ensure appropriate Personal Protective Equipment (“PPE”) and sanitation supplies are available, which will increase costs to our business. Failing to follow health & safety guidelines, including providing necessary PPE and sanitation supplies, may subject us to legal, operational, reputational and financial risks.

●	During the first quarter of 2020, we notified our vendors that due to the impact of COVID-19, we are extending payment terms by 90 days until further notice. As a result, we may experience business interruptions with vendors who refuse to provide goods and services until such payments have been made. These actions may subject us to legal, operational, reputational and financial risks.

●	During the first quarter of 2020, we suspended rent payments for April and May operating leases and negotiated rent deferrals for a significant number of our stores, with repayment at later dates, beginning at the end of 2020 into 2021. There can be no assurance that our landlords will agree to rent deferrals and we expect to continue to explore and take these and similar actions with respect to our landlords, which may subject us to legal, operational, reputational and financial risks.
●	Our ability to maintain our reputation is critical to our brands. Our reputation could be jeopardized if we fail to maintain high standards for merchandise quality and integrity and customer service. As a result of the temporary closure of our stores and the furlough of employees, we were unable to provide our typical level of high quality customer service, which may result in decreased customer demand for our merchandise or customers switching to our competitors. Damage to our reputation or loss of consumer confidence in our brands may have a material impact on our results of operations, as we will require additional time and resources to rebuild our reputation.

●	As a result of our decision to furlough a significant portion of our employees across the organization and should the furlough period continue for an extended period of time, it may become more difficult to ensure that employees return from furlough, or that employees are willing to return to work for the Company. As a result, we may experience disruptions in our business operations including maintaining an effective structure of internal control over financial reporting.

●	Our success depends upon the personal efforts and abilities of our management team and other key employees, including our customer facing employees. The impact of COVID-19 on the retail sector and the Company’s overall performance impacts our ability to retain and motivate our current employees and attract talented new employees. Failure to attract and retain key employees may have a material adverse impact on our results of operations.

●	As of May 2, 2020, we had $244.2 million of cash and cash equivalents, excluding $94.5 million of restricted cash, and long-term debt totaling $1.4 billion. In addition, as of May 2, 2020, we had $385.0 million of borrowings outstanding on our ABL Facility, with availability under the ABL Facility totaling $88.8 million. Our ABL Facility contains certain provisions that permit the lenders to assume control of our cash (commonly referred to as cash dominion) and that trigger a financial maintenance covenant, in each case if availability falls below various thresholds. As of May 2, 2020, the cash dominion and fixed charge coverage ratio thresholds were $62.1 million and $49.7 million, respectively. Availability under the ABL Facility may decrease in the event the agent under our ABL Facility imposes reserves against our borrowing base. The imposition of reserves and reduction in our borrowing base may further limit the Company’s liquidity, potentially materially. The Company will continue to actively manage its liquidity and to engage with its lenders and other stakeholders with respect to the same.

If we violate the financial maintenance covenant and are unable to obtain a waiver from our lenders, our debt under the ABL Facility would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our indebtedness, a default under one agreement or instrument could result in a default under, and the acceleration of, our other indebtedness. In addition, the lenders under the Credit Facilities could proceed against the collateral securing that indebtedness.  An acceleration of the indebtedness under our Credit Facilities would cause a cross default under the indenture governing our Senior Notes.  There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.  If the effects of the COVID-19 pandemic are protracted and we are unable to increase liquidity and/or effectively address our debt position, we may be forced to scale back or terminate operations and/or seek protection under applicable bankruptcy laws.  This could result in a complete loss of shareholder value.

The extent to which COVID-19 impacts our operations will depend on future developments, which are highly uncertain, including, among others, the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions, especially those taken by governmental authorities, to contain the pandemic or treat its impact. As events are rapidly changing, additional impacts may arise that we are not aware of currently.

This Current Report on Form 8-K contains forward-looking information statements as defined under Section 27A of the Securities Act and Section 21E of the Exchange Act, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including statements regarding the impact of COVID-19 on the Company’s business, operations and financial condition and of the Company’s ability to re-

open stores are forward-looking statements. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that might cause or contribute to such differences include, but are not limited to:  the effects of the COVID-19 pandemic and uncertainties about its depth and duration, including the health and well-being of our employees and customers, temporary store closures, increases in the unemployment rate, furlough or temporary layoffs of our employees, our ability to increase our liquidity and preserve financial flexibility, and social distancing measures or changes in consumer spending behaviors; actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key employees; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products, including changes in apparel trends and changing consumer preferences; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; regional or national civil unrest or acts of civil disobedience; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

The following exhibit is included in this Form 8-K.

99.1	Press Release of the Company dated June 10, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated June 10, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:June 10, 2020

TAILORED BRANDS, INC.

By:	/s/ Jack P. Calandra

Executive Vice President, Chief Financial Officer and Treasurer